UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2016

GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)
(847) 240-4700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.05    Amendments to Registrant’s Code of Ethics
On February 11, 2016, the Board of Directors of Global Brass and Copper Holdings, Inc. (the “Company”) approved and adopted certain amendments to the Company’s Code of Business Conduct and Ethics as part of its regular review of the corporate governance polices of the Company.
The conflicts of interests section in the Code of Business Conduct and Ethics was expanded to (i) clarify the definitions of related person and related person transactions, (ii) provide additional guidance on the types of situations that may create conflicts of interests, (iii) provide more detail on the Company’s processes for reviewing and handling situations that may create conflicts of interest and (iv) clarify the duty to report conflicts of interest or potential conflicts of interest.
The foregoing description is a summary and is qualified in its entirety by reference to the full text of the revised Code of Business Conduct and Ethics. A copy of the revised Code of Business Conduct and Ethics is publicly available on the Company’s website “www.gbcholdings.com” under the Corporate Governance section of the Investor Relations page.
Section 8 – Other Events
Item 8.01 Other Events.
On February 11, 2016, the Company announced that, on February 11, 2016, its Board of Directors declared a quarterly cash dividend of $0.0375 per share on the Company’s common stock for the fourth quarter of 2015. The dividend will be paid on March 4, 2016 to stockholders of record on the close of business on February 23, 2016.
A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release issued February 11, 2016 announcing the dividend declaration.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC

By:	/s/ Robert T. Micchelli
Robert T. Micchelli
Chief Financial Officer
Date: February 12, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release issued February 11, 2016 announcing the dividend declaration.